UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2017

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On June 19, 2017, SEACOR Holdings Inc. issued a press release announcing an adjustment to the conversion rate of its 2.50% convertible senior notes due 2027 and its 3.00% convertible senior notes due 2028 in connection with its distribution of all of the outstanding shares of common stock of its subsidiary, SEACOR Marine Holdings Inc., on June 1, 2017. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release of SEACOR Holding Inc., dated June 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ BRUCE P. WEINS
Name:	Bruce P. Weins
Title:	Senior Vice President and Chief Financial Officer

Dated: June 21, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of SEACOR Holding Inc., dated June 19, 2017.